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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

        DATE OF REPORT (Date of earliest event reported): April 22, 2002

                              NEUBERGER BERMAN INC.
             (Exact name of registrant as specified in its charter)

                        COMMISSION FILE NUMBER 001-15361

          DELAWARE                                        06-1523639
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

                                605 Third Avenue
                               New York, NY 10158
                    (Address of principal executive offices)

                                 (212) 476-9000
              (Registrant's telephone number, including area code)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      On April 22, 2002, the Board of Directors of Neuberger Berman Inc. (the "Corporation") and its Audit Committee decided to no longer engage Arthur Andersen LLP ("Arthur Andersen") as the Corporation's independent public accountants and engaged KPMG LLP ("KPMG") to serve as the Corporation's independent public accountants for 2002.

      Arthur Andersen's reports on the Corporation's consolidated financial statements for each of the years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen's report on the Corporation's consolidated financial statements for 2001 was issued on an unqualified basis in conjunction with the publication of the Corporation's Annual Report on Form 10-K.

      During the years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter in connection with their report on the Corporation's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      The Corporation provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated April 23, 2002, stating its agreement with such statements.

      During the years ended December 31, 2001 and 2000 and through the date hereof, the Corporation did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

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ITEM 5.  OTHER EVENTS

      On April 22, 2002, Neuberger Berman Inc. (the "Corporation"), announced that it entered into an agreement with Lipper & Company, which would result in the Lipper high yield bond team joining one of the Corporation's subsidiaries. A copy of the press release issued by the Corporation is attached as Exhibit 99.1 and incorporated herein by reference.

      On April 23, 2002, the Corporation announced that its Board of Directors declared the Corporation's cash dividend for the first quarter of 2002, in the amount of $0.075 per share. The dividend will be payable on May 14, 2002, to stockholders of record at the close of business on May 2, 2002. A copy of the press release issued by the Corporation is attached as Exhibit
      99.3 and incorporated herein by reference.

      Also, on April 23, 2002, the Corporation announced that its Board of Directors authorized the repurchase of up to an additional $75 million of the Corporation's common stock. A copy of the press release is attached as
      Exhibit 99.4 and incorporated herein by reference.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits

    Exhibit No.       Document

    16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 23, 2002.

    (99)              Additional Exhibits

    99.1 Press release issued by the Corporation on April 22, 2002, with respect to an agreement with Lipper & Company.

    99.2 Press release issued by the Corporation on April 23, 2002, with respect to the announcement that the Corporation has appointed KPMG LLP as its independent auditors.

    99.3 Press release issued by the Corporation on April 23, 2002, with respect to the declaration of its first quarter cash dividend.

    99.4 Press release issued by the Corporation on April 23, 2002, with respect to the authorization to repurchase up to an additional $75 million of its common stock.

    99.5 Press release issued by the Corporation on April 23, 2002, reporting the Corporation's results of operations for the quarter ended March 31, 2002.

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ITEM 9.   REGULATION FD DISCLOSURE

          The Corporation is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.5 to this Report.
          Exhibit 99.5 is the Corporation's press release, dated April 23, 2002, reporting the Corporation's results of operations for the quarter ended March 31, 2002.

          The information in this Item 9 and the related Exhibit 99.5 are furnished pursuant to Regulation FD, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   Neuberger Berman Inc.
                                                   (Registrant)

     Date:   April 23, 2002                  By:   /s/ Matthew S. Stadler
                                                   -----------------------
                                                   Matthew S. Stadler
                                                   Chief Financial Officer

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EXHIBIT INDEX

    16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 23, 2002.

    99.1 Press release issued by Neuberger Berman Inc. on April 22, 2002, with respect to an agreement with Lipper & Company.

    99.2 Press release issued by Neuberger Berman Inc. on April 23, 2002, with respect to the announcement that it has appointed KPMG LLP as its independent auditors.

    99.3 Press release issued by Neuberger Berman Inc. on April 23, 2002, with respect to the declaration of its first quarter dividend.

    99.4 Press release issued by Neuberger Berman Inc. on April 23, 2002, with respect to the authorization to repurchase up to additional $75 million of its common stock.

    99.5 Press release issued by Neuberger Berman Inc. on April 23, 2002, reporting its results of operations for the quarter ended March 31, 2002.